UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ZAPATA CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 20, 2007

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Zapata Corporation, to be held on May 30, 2007, at 10:00 a.m., local time, at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York, 14424.

At the meeting, stockholders will be asked to consider matters contained in the enclosed Notice of Annual Meeting of Stockholders, we will report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2006 containing our consolidated financial statements preceded or accompanies this mailing.

Registered stockholders can vote their shares by using a toll-free telephone number. Instructions for using this convenient service are provided on the proxy card. You may still vote your shares by marking your votes on the proxy/instruction card. You may also vote your shares in person if you attend the Annual Meeting thereby canceling any proxy previously given.

We appreciate your continued interest in Zapata.

Sincerely,

Avram A. Glazer
Chairman of the Board,
President and Chief Executive Officer

ZAPATA CORPORATION
100 MERIDIAN CENTRE, SUITE 350
ROCHESTER, NEW YORK 14618
(585) 242-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 30, 2007

To the Stockholders of Zapata Corporation:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Zapata Corporation, a Nevada corporation (“Zapata” or the “Company”), will be held on May 30, 2007 at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York, 14424 at 10:00 a.m., local time, for the following purposes:

1. To elect two Class III directors;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

A copy of the Annual Report of the Company’s operations during the year ended December 31, 2006 preceded or accompanies this mailing. The Company’s Proxy Statement and a proxy/voting instruction card (“Proxy Card”) accompany this Notice. The enclosed Proxy Statement contains information regarding the matters to be acted upon at the Annual Meeting.

The Board of Directors of the Company has set the close of business on April 13, 2007 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed following the record date. A list of such stockholders will be available at the principal office of the Company for inspection at least ten (10) days prior to the Annual Meeting.

Stockholders are cordially invited and encouraged to attend the Annual Meeting in person. In the event that stockholders cannot attend the Annual Meeting, registered stockholders can vote their shares by completing and returning the enclosed Proxy Card, properly signed, or by using a toll-free telephone number. Instructions for using this convenient service are provided on the Proxy Card.

By Order of the Board of Directors,

Avram A. Glazer
Chairman of the Board,
President and Chief Executive Officer

Rochester, New York
April 20, 2007

ZAPATA CORPORATION
100 MERIDIAN CENTRE, SUITE 350
ROCHESTER, NEW YORK 14618
(585) 242-2000

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE PROXY STATEMENT AND ANNUAL MEETING

This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and Proxy/Voting Instructions Card (the “Proxy Card”) are being furnished to the stockholders of Zapata Corporation (“Zapata” or the “Company”) by the Board of Directors of the Company (the “Board of Directors” or the “Board”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on May 30, 2007, at 10:00 a.m., local time, at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York, 14424 and at any adjournments thereof (the “Annual Meeting”).

It is contemplated that this Proxy Statement and the accompanying form of Proxy Card will first be mailed to Zapata stockholders on or about April 27, 2007. The principal executive offices of the Company are located at 100 Meridian Centre, Suite 350, Rochester, New York 14618; telephone (585) 242-2000.

As an alternative to voting by proxy or in person, registered stockholders can simplify their voting and save the Company expense by calling 1-800-PROXIES (or 1-800-776-9437). Telephone voting information is provided on the Proxy Card. A control number, located above the stockholder’s name and address on the lower left of the Proxy Card, is designed to verify stockholders’ identity and allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive. The availability of telephone voting will depend on the voting processes of the bank or broker that holds your shares.

If you do not choose to vote by telephone, you may still return your Proxy Card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the Proxy Card. If your Proxy Card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. If you do vote by telephone, it is not necessary to return your Proxy Card.

The Securities and Exchange Commission (the “SEC”) allows the Company to deliver a single proxy statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. In order to take advantage of this opportunity, Zapata and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Vice-President Finance and Chief Financial Officer, Zapata Corporation, 100 Meridian Centre, Suite 350, Rochester, New York 14618, (585) 242-2000. Stockholders sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request to the Company in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, including any adjournment(s) thereof, the stockholders of Zapata will be asked to consider and vote upon the proposals to elect directors and to ratify the Company’s independent registered public accounting firm. The director nominees and the proposal to ratify the Company’s independent registered public accounting firm are described in more detail in this Proxy Statement.

Record Date; Outstanding Shares; Quorum

The Board of Directors has fixed the close of business on April 13, 2007 (the “Record Date”) as the date for the determination of stockholders who are entitled to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. As of the Record Date, the Company’s outstanding capital stock consisted of 19,184,456 shares of Common Stock which was held by approximately 1,900 holders of record. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval. The Common Stock is the Company’s only outstanding class of stock as of the date of this Proxy Statement.

Quorum; Abstentions and Non-Votes; Vote Required

The presence at the meeting, in person or by proxy, by the holders of a majority of the Company’s outstanding shares of voting stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be adjourned or postponed in order to permit further solicitations of proxies by the Company.

With respect to the election of two Class III directors, the two nominees receiving the highest number of affirmative votes will be elected as Class III directors. The proposal to ratify the appointment of Deloitte and Touche, LLP (“Deloitte”) as the Company’s independent registered public accounting firm will be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition and a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the approval of the independent registered public accounting firm.

The Malcolm I. Glazer Family Limited Partnership, a Nevada limited partnership (the “Glazer Partnership”), which, as of the date of this Proxy Statement, held approximately 51% of the outstanding shares of Common Stock, has notified the Company that it intends to vote all of its shares at the Annual Meeting in favor of the election of nominees for director named herein and for the ratification of the appointment of Deloitte.

Voting Proxies

All shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the meeting that have not been revoked, will be voted as specified in the proxy. If no instructions have been given in a proxy and authority to vote such shares has not been withheld, the shares represented thereby will be voted: for the election of all nominees for director named herein; for the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm; and, in the discretion of the persons named in the proxy, in the proxy holders discretion on any other business that may properly come before the Annual Meeting. Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary, at the Company’s principal executive offices, a written revocation or a duly executed proxy bearing a later date or by appearing at the meeting and voting in person.

Stockholder List

For a period of at least ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at the at the principal office of the Company so that stockholders of record may inspect the list only for proper purposes.

Expenses of Solicitation

The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material, and all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Articles of Incorporation (the “Articles”) and By-Laws, the Board of Directors has fixed the size of the Board at seven (7) directors. The Articles provide for division of the Board into three classes (Class I, Class II and Class III) of as nearly equal number of directors as possible. Thus, Class I and Class III are comprised of two directors each and Class II is comprised of three directors.

The term of each class of directors is three years with the term for one class expiring each year in rotation. As a result, each year, one class of directors is elected. The term of the Class III directors expires at the Annual Meeting.

Proxies cannot be voted for a greater number of persons than the two nominees named. If any nominee becomes unavailable for any reason, shares represented by the proxies designated as such in the enclosed Proxy Card will be voted for such person or persons, if any, as may be designated by the Board of Directors. At present, it is not anticipated that any nominee will be unable to serve. Directors will be elected by a plurality of the votes cast for each director at the Annual Meeting.

Nominees for Election as Directors

Class III Nominees — Three Year Term Expiring in the Year 2010

Edward S. Glazer, age 37, has served as a director since 1997. For more than the past five years, he has been employed by, and has worked on behalf of, Malcolm I. Glazer. Mr. E. Glazer has also been employed by, and has worked on behalf of, a number of entities owned and controlled by Malcolm I. Glazer, including The Tampa Bay Buccaneers, a National Football League franchise, where he serves as the Executive Vice President. Mr. E. Glazer is the brother of Avram A. Glazer, Bryan G. Glazer and Darcie S. Glazer.

Robert V. Leffler, Jr., age 61, has served as a director since 1995. For more than the past five years, Mr. Leffler has owned and operated the Leffler Agency, an advertising and marketing/public relations firm based in Baltimore, Maryland and Tampa, Florida, which specializes in sports, rental real estate and broadcast television. Mr. Leffler serves on the Audit and Compensation Committees of the Company’s Board of Directors.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES AS CLASS III DIRECTORS.

Information Regarding Directors who are not Nominees for Election and are Continuing in Office

Class I Directors — Three Year Term Expiring in the Year 2008

Darcie S. Glazer, age 38, has served as a director since March 2002. For more than the past five years, Ms. Glazer has been employed by, and has worked on behalf of, Malcolm I. Glazer, a self-employed private investor whose diversified portfolio includes professional sports franchises, real estate and other ventures as well as owning and controlling The Malcolm I. Glazer Family Limited Partnership. Ms. Glazer has also been employed by, and has worked on behalf of, a number of entities owned and controlled by Malcolm I. Glazer including First Allied Corporation where she serves as the Executive Vice President. Ms. Glazer served as an investment analyst for Zapata from 1996 to February 2001. Until June 2005, Ms. Glazer also served as a director of Omega Protein Corporation (NYSE: OME), Zapata’s former majority-owned subsidiary. Ms. Glazer is the sister of Avram A. Glazer, Bryan G. Glazer, and Edward S. Glazer.

Bryan G. Glazer, age 42, has served as a director since May 1997. For more than the past five years, Mr. B. Glazer has been employed by, and has worked on behalf of, Malcolm I. Glazer. Mr. B. Glazer has also been employed by, and has worked on behalf of, a number of entities owned and controlled by Malcolm I. Glazer including The Tampa Bay Buccaneers, a National Football League franchise, where he serves as the Executive Vice President. Mr. B. Glazer also serves as a director of Manchester United, an English football club. Mr. B. Glazer is the brother of Avram A. Glazer, Edward S. Glazer and Darcie S. Glazer.

Class II Directors — Three Year Term Expiring in the Year 2009

Avram A. Glazer, age 46, has been a director since July 1993. Mr. A. Glazer has served as President and Chief Executive Officer of the Company since March 1995, and has also served as Chairman of the Board since March 2002. Mr. A. Glazer serves as a director, President, and Chief Executive Officer of Zap.Com Corporation (OTCBB: ZPCM), Zapata’s 98%-owned subsidiary (which until December 2000 was an internet advertising and e-commerce network company, and is currently a public shell company). Until December 2006, Mr. A. Glazer was the Chairman

of the Board and a director of Omega Protein Corporation, a position that he held since January 1998. Additionally, until December 2005, Mr. A. Glazer was the Chairman of the Board and a director of Zapata’s former majority owned subsidiary, Safety Components International, Inc. (OTCBB: SAFY), a position he held since January 2004. Since June 2005, Mr. A. Glazer has also served on the Board of Directors of Manchester United, an English football club. Mr. A. Glazer is the brother of Bryan G. Glazer, Edward S. Glazer and Darcie S. Glazer.

Warren H. Gfeller, age 54, has served as a director since May 1997. For more than the past five years, Mr. Gfeller has operated Clayton/Hamilton Equities, L.L.C., Stranger Valley Company, L.L.C. and Tatgc Chemical and Manufacturing, Inc. Mr. Gfeller serves as a director and as Chairman of the Audit Committee of Inergy, LP (NASD: NRGY), director and Chairman of the Audit Committee of Inergy Holdings, LP (NASD: NRGP), as Chairman of the Board of Directors and member of the Audit Committee of Duckwall-ALCO Stores, Inc. (NASD: DUCK), and as a director of Gardner Bancshares, Inc. and the Kansas Wildscape Foundation. Mr. Gfeller serves on the Audit and Compensation Committees of the Company’s Board of Directors.

John R. Halldow, age 39, has served as a director since June 2001. Mr. Halldow is currently employed as the Director of Public Affairs for Rural Metro Medical Services. From January 1999 through March 2003, Mr. Halldow served as the Director of Government Relations for Erdman Anthony, an engineering firm, in its Rochester, New York office. Prior to that time, from 1992 through December 1998, Mr. Halldow worked as the Eastern Regional Manager in the Office of U.S. Representative Bill Paxon, in Victor, New York. Mr. Halldow serves on the Audit Committee of the Company’s Board of Directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

On April 4, 2007, the Audit Committee of the Board of Directors (1) notified PricewaterhouseCoopers LLP (“PwC”) that it had been dismissed as the Company’s independent registered public accounting firm, and (2) determined to engage Deloitte to conduct review engagements of the Company’s quarterly financial statements and to audit the Company’s financial statements for the fiscal year ending December 31, 2007. The appointment of Deloitte is being submitted to the Company’s stockholders for ratification at the Annual Meeting.

The reports of PwC on the Company’s financial statements as of and for the fiscal years ended December 31, 2006 and December 31, 2005 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2006 and December 31, 2005 and through April 4, 2007, the Company had no disagreement with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the Company’s financial statements for such years. During the fiscal years ended December 31, 2006 and December 31, 2005 and through April 4, 2007, none of the events described in Item 304(a)(1)(v) of Regulation S-K occurred, except that, as previously disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in Item 4 of the Company’s Forms 10-Q for the quarters ended September 30, 2005, March 31, 2006 and June 30, 2006, the Company concluded that it had a material weakness in its internal controls over financial reporting. The Company reported that it did not maintain effective controls over the application and monitoring of its accounting for income taxes. Specifically, the Company did not have controls designed and in place to ensure the accuracy and completeness of financial information provided to the Company by third party tax advisors used in accounting for income taxes and the determination of current income taxes payable, deferred income tax assets and liabilities and the related income tax provision (benefit) and the review and evaluation of the application of generally accepted accounting principles relating to accounting for income taxes. Subsequently, in Item 4 of the Company’s Form 10-Q for the quarter ended September 30, 2006, the Company concluded that its ongoing remediation efforts resulted in control enhancements which operated for an adequate period of time to demonstrate operating effectiveness such that the material weakness no longer existed. The Company has authorized PwC to respond fully to the inquiries of Deloitte concerning the aforementioned material weakness.

PwC was provided a copy of the above disclosures and was requested to furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A letter from PwC addressed to the SEC is attached as Exhibit 16 to the Form 8-K filed by the Company with the SEC on April 5, 2007.

For the fiscal years ended December 31, 2006 and December 31, 2005 and through April 4, 2007, the Company had not on any prior occasion consulted with Deloitte regarding any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee considers Deloitte to be well qualified. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as independent auditors.

The appointment of Deloitte is being submitted to the Company’s stockholders for ratification at the Annual Meeting. This proposal will be ratified if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, and a quorum is present. In the event that the engagement of Deloitte is not ratified by the Company’s stockholders, the Company’s Audit Committee will consider whether to retain Deloitte or appoint another firm. The Audit Committee may appoint another firm as the Company’s independent registered public accounting firm, without approval of the Company’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE BOARD’S APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CORPORATE GOVERNANCE

The Board of Directors has determined that Zapata is a “controlled company” for the purposes of Section 303A of the New York Stock Exchange Listed Company Manual (the “NYSE Rules”), as the Malcolm I. Glazer Family Limited Partnership controls more than 50% of the Company’s voting power. A controlled company may elect not to comply with certain NYSE Rules, including (1) the requirement that a majority of the board of directors consist of independent directors, (2) the requirement that a nominating/corporate governance committee be in place that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) the requirement that a compensation committee be in place that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Though the Company has utilized exemptions (1) and (2) above, the Company currently has a Compensation Committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. At such time when the Company ceases to be a controlled company, it will adhere to the applicable transition periods provided for by the NYSE Rules, in coming into full compliance with all of the requirements of Section 303A of the NYSE Rules. The Board of Directors has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board of Directors and the Company’s status as a “controlled company” under applicable NYSE Rules.

The Board of Directors has determined that Messrs. Gfeller, Halldow and Leffler are independent members of the Board under the NYSE Rules. Under the NYSE Rules, no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, the Board of Directors has determined that each of the independent directors named above has no material relationship with the Company, nor has any such person entered into any material transactions or arrangements with the Company or its subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, and is therefore independent under the NYSE Rules.

As provided for under the NYSE Rules, the Board of Directors has adopted categorical standards or guidelines to assist the Board in making its independence determinations with respect to each director. Under the NYSE Rules, immaterial relationships that fall within the guidelines are not required to be disclosed in this proxy statement.

The non-management directors meet in regularly scheduled meetings without management present. The Board has designated Mr. Robert Leffler to lead such sessions. The non-management directors can set their own agenda, maintain minutes and report back to the Board as a whole. Non-management directors who do not meet the independence requirements of the NYSE Rules and any other applicable laws, rules and regulations regarding independence may participate in these sessions, but those directors who do meet the referenced independence requirements must meet in separate executive session without the participation of other directors at least once a year.

As stated above, the Company does not have a nominating committee. Stockholders and members of the Company’s Board may, however, submit nominees for election to the Company’s Board of Directors to the entire Board for its consideration. The Board of Directors has determined that under applicable NYSE Rules, directors Gfeller, Halldow and Leffler are independent for purposes of nominating directors for election.

The Company does not have a formal policy concerning stockholder recommendations to the Board of Directors. The Board of Directors has determined that it is appropriate to not have such a policy given the infrequency of such recommendations and the Company’s status as a “controlled company” under applicable NYSE Rules. The Company did not receive any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the slate of nominees in the Company’s Proxy Statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Board would consider any candidate proposed in good faith by a stockholder. To do so, a stockholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Company’s Board of Directors at the address listed below. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

In evaluating director nominees, the Board considers the appropriate skills and personal characteristics needed in light of the makeup of the current Board, including considerations of character, background and experience. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board of Directors may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Board does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by Commission rules and for a “financially sophisticated” audit committee member as defined by NYSE Rules. The Company also believes it appropriate for a member or members of the Company’s management to participate as members of the Board.

The Board of Directors identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors would be polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with the Board or any individual director, including the presiding non-management director, Robert V. Leffler, Jr., or all non-management directors as a group, can write to:

Zapata Corporation
Board of Directors
100 Meridian Centre, Suite 350
Rochester, New York 14618

If the letter is from a stockholder, the letter should state that the sender is a stockholder. Depending on the subject matter, management will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the matter directly (as where information about the Company or its stock is requested); or

•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.

A summary of all relevant communications that are received after the last meeting of the full Board, or of non-management directors, and which are not forwarded will be presented at each Board meeting along with any specific communication requested by a director.

Stockholders and other interested parties who have concerns or complaints relating to accounting, internal accounting controls or other matters may contact the Board’s Audit Committee by writing to the following address:

Zapata Corporation
Audit Committee
100 Meridian Centre, Suite 350
Rochester, New York 14618

You need not disclose your identity in any correspondence.

Code of Ethics and Business

The Company maintains a Code of Ethics and Business Conduct to provide guidance to the Company’s officers, directors and employees, including the Company’s principal executive officer, principal accounting officer or controller or persons performing similar functions (collectively, the “Selected Officers”).

Governance Documents Availability

The Company has posted its Corporate Governance Guidelines, Code of Business Conduct and Ethics, Compensation Committee Charter and its Amended and Restated Audit Committee Charter on its internet website at www.zapatacorp.com. The above referenced governance documents are available in print without charge to any stockholder of record that makes a written request to the Company. Inquiries must be directed to the Zapata Corporation Investor Relations, 100 Meridian Centre, Suite 350, Rochester, NY 14618.

INFORMATION ABOUT COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has as two standing committees, the Audit Committee and the Compensation Committee.

Audit Committee

The Audit Committee currently is composed of Mr. Warren Gfeller (Chairman), Mr. Robert V. Leffler, Jr. and Mr. John R. Halldow. The Board of Directors has determined that Mr. Warren Gfeller qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. The Board of Directors has determined that Messrs. Gfeller, Halldow and Leffler are independent members of this committee under applicable SEC rules and NYSE Rules. For additional information regarding the Audit Committee, see “Audit Committee Report” below.

The Board of Directors has determined that the simultaneous service on the audit committees of four public companies (one of which is the Company’s audit committee) by Warren Gfeller does not impair Mr. Gfeller’s ability to effectively serve on the Company’s audit committee.

Compensation Committee

The Compensation Committee currently is composed of Mr. Robert W. Leffler, Jr. (Chairman) and Mr. Warren H. Gfeller, and neither of them was an officer or employee of our Company or any of its subsidiaries during 2006. The Board of Directors has determined that Messrs. Gfeller and Leffler are independent members of this committee under applicable NYSE Rules. For additional information regarding the Compensation Committee’s processes and procedures, see “Compensation Discussion and Analysis” below.

Meetings of the Board of Directors and its Committees

During 2006, the Board of Directors held six meetings and acted by unanimous written consent eight times. In addition, the Audit Committee held eight meetings and the Compensation Committee held five meetings. During 2006, each director of the Company attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which each of them sit, except for Darcie Glazer, Bryan Glazer, and Edward Glazer who attended 67%, 67%, and 50%, respectively, of the Board of Directors meetings during 2006.

The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Stockholders. Three directors attended the Company’s 2006 Annual Meeting of Stockholders.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

The following sets forth certain information with respect to the Executive Officers of the Company, as of the date of this Proxy Statement. All officers of the Company serve at the pleasure of the Company’s Board of Directors until their successors are elected and qualified.

Name	Age	Position

Avram A. Glazer	46	Chairman of the Board, President and Chief Executive Officer
Leonard DiSalvo	48	Vice President — Finance and Chief Financial Officer

Leonard DiSalvo, age 48, joined Zapata in September 1998 and since that time has served as its Vice President — Finance and Chief Financial Officer. Mr. DiSalvo also currently serves as Vice President — Finance and Chief Financial Officer of Zap.Com Corporation, a position he has held since April 1999. Until December 2006, Mr. DiSalvo was a director Omega Protein Corporation, a position that he held since June 2005. Additionally, until December 2005, Mr. DiSalvo was a director and Chairman of the Compensation Committee of Safety Components International, Inc., a position he held since January 2004. Mr. DiSalvo has over 20 years of experience in the areas of finance and accounting. Mr. DiSalvo served as a finance manager for Constellation Brands, Inc., a national manufacturer and distributor of wine, spirits and beer, from 1996 until 1998. Prior to that position, Mr. DiSalvo held various management positions in the areas of finance and accounting in the Contact Lens Division of Bausch & Lomb Incorporated. Mr. DiSalvo is a Certified Public Accountant.

See Class II Directors above for information concerning the Company’s Chairman of the Board, President and Chief Executive Officer, Avram A. Glazer.

COMPENSATION DISCUSSION & ANALYSIS

Overview

The Compensation Committee of our Board of Directors is empowered to review and approve the annual compensation for our executive officers. The following discussion and analysis describes our compensation philosophy and policies as applied to our Chief Executive Officer and Chief Financial Officer. They are also referred to in this Proxy Statement as the “named executive officers.”

Responsibilities.

The primary responsibilities of the Compensation Committee are: (i) to assist the Board in discharging its responsibilities with respect to the compensation of the named executive officers (ii) to establish a compensation philosophy (iii) to establish a committee charter (iv) review the market competitiveness of the components of our executive compensation and (iv) to produce and/or review the required compensation disclosures for inclusion in documents filed with the SEC. Although as a controlled company for purposes of Section 303A of the NYSE Rules, we are exempt from provisions requiring us to have a compensation committee charter, our Board of Directors, upon recommendation of the committee, recently adopted a charter. A copy of the charter is available on our website, www.zapatacorp.com.

Committee Resources

The Compensation Committee has the authority to retain independent legal, accounting or other experts or consultants, as it deems appropriate. We are required to provide appropriate funding to the committee for the retention of advisors and payment of administrative expenses.

Role of Executives in Establishing Compensation

Although the ultimate approval of the named executive officers’ compensation is made by the Compensation Committee, the Committee takes into consideration the recommendations of the chief executive officer in awarding compensation and setting compensation levels.

Compensation Philosophy

The Compensation Committee endeavors to ensure that our compensation programs for the named executive officers are effective in our objective of attracting and retaining key executives responsible for our success and are administered in an appropriate fashion in the long-term best interests of the Company and our stockholders. The Compensation Committee seeks to align total compensation for our executive officers with our performance in light of our corporate strategy and objectives, including but not limited to, the returns to stockholders and the individual performance of each executive officer in assisting us in accomplishing our goals.

The policy of the Compensation Committee for allocating between long-term and currently paid out compensation is to ensure adequate base compensation to attract and retain key executives while providing incentives which focus on the long-term best interests of the Company and our stockholders. Cash compensation is provided in the form of base salary as well as an annual incentive bonus. Non-cash compensation is awarded on a discretionary basis and generally in form of equity grants (i.e. stock options or stock appreciation rights).

Description of the Elements of Zapata’s Compensation Program

Our compensation program consists of:

•	an annual component, which includes base salary and an annual incentive bonus;

•	a long-term component potentially consisting of stock options, stock appreciation rights, stock awards and cash awards; and

•	perquisites and other personal benefits.

The following section describes each element of compensation along with the intended role it plays in reinforcing our corporate goals and objections related to executive compensation.

Base Salaries.  In evaluating base salaries for named executive officers, the Compensation Committee considers a number of factors including, but not limited to, the responsibilities of the position, the experience of the individual, the competitive marketplace for executive talent with similar skill sets, and market data for base salaries for comparable positions at similar sized companies.

Annual Incentives/Bonuses.  Bonuses for our named executive officers are discretionary and are based on a number of subjective considerations. Each award is determined at the end of the fiscal year based on the Committee’s assessment of the achievement of our corporate goals and objectives, the employee’s individual performance based on their specific roles and responsibilities and competitive considerations.

Long Term Incentives.  Long term incentives such as stock options and stock appreciation rights are designed to provide long-term incentives and rewards, tied to the price of our common stock. The Compensation Committee believes that equity awards, which provide value to the participants only when our stockholders benefit from stock price appreciation, are an appropriate complement to our overall compensation philosophy and help align the interests of executives with those of stockholders. In addition, the Compensation Committee believes that long term incentives provide an important retentive component to our overall compensation program. There is no set formula for the granting of awards to individual executives or employees. Consistent with our equity incentive plans and past awards, the exercise price of all equity awards is equal to the fair market value (closing trading price of our common stock) on the date of grant. The decision to award equity grants and the timing of such awards is discretionary and considers factors such as:

•	awards made to employees at comparable companies, historical issuances and current holdings of the employee;

•	the employee’s overall compensation package and job performance;

•	an employees ability to contribute to the achievement of our goals and objectives; and

•	other factors as deemed appropriate by the Compensation Committee.

Perquisites and Other Personal Benefits.  We provide our named executive officers with standard medical, dental and disability coverage available to employees generally. We also sponsor a 401(k) Retirement Savings Plan (“401(k) Plan”) that allows employees to make plan contributions on a pre-tax basis.

Perquisites are intended to provide the executives with benefits that are typically offered in addition to the standard benefits package in similar sized companies. Generally, the Compensation Committee believes that perquisites should not be a significant component of our compensation philosophy.

Current Year Committee Activity and 2006 Compensation

Use of Consultants

The Compensation Committee engaged the services of the Burke Group, Inc. (“Burke Group”), an employee benefits administration and compensation consulting firm, in order to assist it in establishing and carrying out its duties. Specifically, the Burke Group has assisted the Committee in the following areas:

•	Development of the Compensation Committee Charter;

•	Development of the Compensation Philosophy Statement;

•	Assessment of market levels of compensation; and

•	Determination of 2006 year compensation levels.

For purposes of benchmarking base salaries and annual incentives/bonuses, the Burke Group presented the Committee with market data from the ECS Top Management Report and from the Mercer Executive Compensation Report. In addition to talking to members of our Committee, they also contacted certain of our executive officers to obtain historical data and insights into previous compensation practices.

Elements of Current Year Compensation

In reviewing the elements of compensation, the Compensation Committee takes into account Zapata’s historically diverse holdings and its corporate strategy and objectives as a holding company with the objective of finding strategic opportunities. This often makes it difficult to identify peer companies for comparison. With this in mind, the Compensation Committee considers the level of executive talent that is required to be successful in both finding strategic opportunities and in managing our future acquisitions and investments. The Compensation Committee has also based its determination on its assessment of the aforementioned market data and understanding of our strategic direction. The Compensation Committee also reviews “tally sheets” that show the executive officer’s current compensation, including equity and non-equity based compensation.

The 2006 compensation package for the executive officers consisted of 100% cash compensation as no equity grants were issued.

Base Salaries.  This year’s base salaries reflect the Compensation Committee’s consideration of a number of factors which were consistent with the Compensation Committee’s stated philosophy for setting base salaries. Specifically, when reviewing market data provided by the Burke Group, for base salaries for comparable positions at similar sized companies, the Compensation Committee utilized a 3-year gross revenue average and considered base salaries at the 50th percentile. For 2006, the base salaries for the chief executive officer in 2006 was maintained at the 2005 level. The base salary for our chief financial officer was increased in the amount of $9,230. The Compensation Committee considered the subjective factors discussed above.

Annual Incentives/Bonuses.  The annual incentive paid for 2006 reflects the Compensation Committee’s consideration of a number of subjective factors pertaining to the prior year which were consistent with the Compensations Committee’s stated philosophy for determination of annual incentives/bonuses. Such subjective factors included the Compensation Committee’s consideration of the recommendation of our chief executive officer as it pertained to the annual incentive/bonus for our the chief financial officer. The Committee also considered his individual performance in connection with our sale of Omega Protein. Additionally, consistent with 2005 and 2004, there was no annual incentive/bonus paid to the chief executive officer during the current year at his request.

Long Term Incentives.  At its discretion, the Compensation Committee did not award any long term incentives to our executives during the current year.

Perquisites and Other Personal Benefits.  As demonstrated in the disclosure tables, and consistent with the Compensation Committee’s stated philosophy for perquisites and benefits, we did not provide significant perquisites or supplemental benefits to our executives during the current year. Benefits associated with our 401(k) Plan were the same as those provided to all employees during the year. In addition, health and insurance plan benefits for our executive officers were the same as those provided to all employees during the current year. Although our employees pay 20% of the health premium due, it has been our practice however to pay the full premium for the chief executive officer.

Elements of Post Termination Compensation and Benefits

Pension Plan.  Zapata has a noncontributory defined benefit pension plan whose benefits are based on employees’ years of service and compensation level. All of the costs of these plans are borne by us. The plan’s participants are 100% vested in the accrued benefit after five years of service.

In 2005, our Board of Directors authorized a plan to freeze the Zapata pension plan in accordance with ERISA rules and regulations so that new employees, after January 15, 2006, are not eligible to participate in the pension plan and further benefits will no longer accrue for existing participants. Therefore, although our current named executive officers participate in this plan, they will no longer accrue benefits.

401(k) Plan.  We maintain a 401(k) Plan in which eligible participants may defer a fixed amount or a percentage of their eligible compensation, subject to limitations. We make discretionary matching contribution of 100% of the employee’s contribution up to 3% of eligible compensation and 50% of the employee’s contribution between 3% and 5% of eligible compensation. Our match for the chief financial officer in 2006 was $8,800. Our chief executive officer does not participate in our 401(k) Plan.

Supplemental Pension Plan.  On April 1, 1992, we adopted a supplemental pension plan, which provides supplemental retirement payments to Thomas Bowersox and Ronald Lassiter who are former executives of Zapata. The amounts of such payments equal the difference between the amounts received under the applicable pension plan and the amounts that would otherwise be received if pension plan payments were not reduced as the result of the limitations upon compensation and benefits imposed by federal law. Effective December 1994, the supplemental pension plan was frozen. Messrs. Bowersox and Lassiter are the only participants in the supplemental pension plan.

Senior Executive Health Plan.  During the second quarter of 2006 the Board of Directors established the Zapata Corporation Senior Executive Retiree Health Care Benefit Plan which was established to provide health and medical benefits for certain of our former senior executive officers. These health insurance benefits are consistent with Zapata’s existing benefits available to employees. There are no current participants in this plan as of the date of this filing although our current named executive officers would be eligible to participate following their retirement.

Employment Agreements.  Currently, all of our employees, including our executive officers, are employees at will, and as such do not have employment agreements with us.

Deferred Compensation Arrangements.  We do not currently have any deferred compensation arrangements or plans.

Other.  We also continue to provide benefits to the surviving spouse of former Zapata Chairman, B. John Mackin, under the terms of a Consulting and Retirement Agreement dated August 27, 1981. The agreement provides for health and dental benefits and annual retirement income of $112,500 for the remainder of Ms. Mackin’s life. This amount represents half of the $225,000 that was paid to the Mackins prior to Mr. Mackins death during 2003. Mr. Mackin retired as an employee of the Company in 1985.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of the Company, have reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussion, we have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December, 31, 2006.

Robert V. Leffler, Jr., Chairman
Warren H. Gfeller

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, Mr. Robert V. Leffler, Jr. and Mr. Warren H. Gfeller served on the Company’s Compensation Committee. Neither Mr. Leffler nor Mr. Gfeller has any relationship or been party to any transaction requiring disclosure under Item 407(e)(4) of Regulation S-K.

COMPENSATION AND BENEFITS

Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)		($)

Avram A. Glazer	2006	$600,000	—	—	—	—	$5,738	—		$605,738
Leonard DiSalvo	2006	$213,846	$50,000	—	—	—	$3,775	$8,800	(1)	$276,421

(1)	Amount represents the Company’s matching contribution to Mr. DiSalvo’s account under the Zapata Corporation 401 (k) Plan.

Grants of Plan-Based Awards

No equity based awards were granted during 2006.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Equity
Incentive
Plan
Awards:
			Equity					Equity	Market
			Incentive					Incentive	or Payout
			Plan					Plan	Value of
			Awards:				Market	Awards:	Unearned
	Number of	Number of	Number of			Number of	Value	Number	Shares,
	Securities	Securities	Securities			Shares	of Shares	of Shares,	Units or
	Underlying	Underlying	Underlying			or Units	or Units	Units or	Other
	Unexercised	Unexercised	Unexercised	Option		of Stock	of Stock	Other Rights	Rights
	Options	Options	Unearned	Exercise	Option	That Have	That Have	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Not Vested	Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)(1)	Date	(#)	($)	(#)	($)

Avram A. Glazer	107,672	—	—	$5.781	7/11/2007	—	—	—	—
Leonard DiSalvo	12,000	—	—	$10.938	3/15/2009	—	—	—	—
	100,000	—	—	2.775	11/30/2011	—	—	—	—
	160,000	—	—	6.813	12/8/2013	—	—	—	—

All option awards disclosed in the preceding table are fully vested as of the date of this filing.

(1)	The exercise price of all equity awards is equal to the fair market value (closing trading price of our common stock) on the date of grant.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized On
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name of Executive Officer	(#)	($)	(#)	($)

Avram A. Glazer	—	—	—	—
Leonard DiSalvo	—	—	—	—

No named Executive Officers exercised stock options during 2006. Additionally, no Executive Officers vested or were granted any stock awards during 2006.

Pension Benefits

		Number of Years		Present Value of	Payments During
		Credited Service		Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)		($)	($)

Avram A. Glazer	Zapata Pension Plan	11	(1)	$170,959	—
Leonard DiSalvo	Zapata Pension Plan	7	(1)	$109,922	—

(1)	The Zapata Corporation Pension Plan was frozen on January 15, 2006, thereby freezing the number of years of credited service for the participants.

Nonqualified Deferred Compensation

The Company does not provide any nonqualified defined contribution or other deferred compensation plans.

Potential Payments upon Termination or Change in Control

The Company is not currently obligated to make any payments or provide any benefits to any named Executive Officer upon the termination of such named Executive Officer’s employment, a change of control of the Company, or a change in the named Executive Officer’s responsibilities.

The Company has established a senior executive retiree health care benefit plan (the “Plan”). Under the Plan, retired senior executive officers of Zapata who are elected to their positions by the Board of Directors (and senior executive officers’ spouses) are eligible to receive health insurance benefits after their retirement from Zapata consistent with the benefits then available to employees of the Company. Participation of individuals in the Plan is determined by the Board of Directors upon recommendation of the Compensation Committee. No named Executive Officer is currently a participant in the Plan.

Director Compensation

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash(1)	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

Avram A. Glazer	$—	—	—	—	—	—	$—
Bryan G. Glazer	30,000	—	—	—	—	—	30,000
Darcie S. Glazer	30,000	—	—	—	—	—	30,000
Edward S. Glazer	30,000	—	—	—	—	—	30,000
Warren H. Gfeller	32,000	—	—	—	—	—	32,000
John R. Halldow	31,000	—	—	—	—	—	31,000
Robert V. Leffler	32,000	—	—	—	—	—	32,000

(1)	During 2006, directors who were not employees of the Company were paid an annual retainer of $30,000 (on a quarterly basis), plus $1,000 for each committee of the Board of Directors on which a director served. Those directors who also are employees of the Company do not receive any additional compensation for their services as directors.

The aggregate numbers of equity based awards owned by our independent directors as of December 31, 2006, were as follows: Mr. A. Glazer, 107,672 shares, Mr. B. Glazer, 115,672 shares, Ms. D. Glazer, 8,000 shares Mr. E. Glazer, 109,336 shares, Mr. Warren Gfeller, 24,000 shares, Mr. John Halldow, 8,000 shares, and Mr. Robert Leffler, 8,000 shares. All equity based awards previously granted to the directors were fully vested prior to January 1, 2006, accordingly, no amounts were included in the “Stock Awards” column to reflect expense recognized for financial statement reporting purposes in accordance with FAS123 (R).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC ““and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than 10% stockholders are required by the ’SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. To our company’s knowledge, based solely upon a review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that during 2006, all such filings required to be made by such persons were timely made in accordance with the requirements of the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Zapata Corporation’s Board of Directors is composed solely of independent directors and operates under a written charter adopted by the Board of Directors. The Board of Directors has adopted an amended and restated charter for the Audit Committee which governs its structure, membership and operation. A copy of the Charter is available at the Company’s website, www.zapatacorp.com.

The primary objective and role of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In doing so, the Audit Committee:

•	engages and determines the fees and other compensation to be paid to the registered independent public accountants and the other terms of engagement;

•	confirms and assures the independence of the registered independent public accounting firm;

•	meets with management periodically to consider the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting, and discusses these matters with appropriate Company personnel as well as the processes used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC;

•	meets with the Company’s registered independent public accounting firm to review the Company’s accounting policies, internal controls and other accounting and auditing matters; and

•	perform any other procedures that the Audit Committee deems necessary to accomplish its objectives.

The Audit Committee also monitors and evaluates the:

•	the qualifications and independence of the independent registered public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company;

•	the performance of the Company’s internal audit function;

•	the compliance by the Company with legal and regulatory requirements; and

•	the preparation of any reports required by law to be prepared by the Audit Committee, including any reports required to be included in the Company’s annual proxy statement and as otherwise required by law.

The Company’s management has primary responsibility for preparing our company’s consolidated financial statements and our company’s financial reporting process, including the Company’s system of internal control over financial reporting. The Company’s registered independent public accounting firm for the year ended December 31, 2006, PwC, was responsible for expressing an opinion as to whether those financial statements fairly present the consolidated financial position, results of operation and cash flows of the Company in the conformity with accounting principles generally accepted in the United States, and report on internal control over financing reporting. The Company’s independent registered public accounting firm reports directly to the Audit Committee.

The Committee maintains procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding these matters.

During 2006, the Audit Committee met eight times. Representatives from PwC were present at each of the Committee’s eight meetings. On December 19, 2006, the Audit Committee received from PwC the written disclosures and the letter regarding PwC’s independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee and PwC also discussed PwC’s independence relative to the Company.

The Audit Committee also discussed with PwC the Company’s financial management and financial structure and the matters relating to the conduct of the audit required to be discussed by Statement on Auditing Standards 61. The Audit Committee also reviewed and discussed with the Company’s management the Company’s audited consolidated financial statements relating to 2006.

Based upon the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s consolidated financial statements for 2006, audited by PwC, be included in the Company’s 2006 Annual Report on Form 10-K filed with the SEC on March 13, 2007.

Warren H. Gfeller, Chairman
John R. Halldow
Robert V. Leffler, Jr.

AUDITORS’ FEES

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. Our Audit Committee pre-approved all such audit and non-audit services provided by PricewaterhouseCoopers LLP, the Company’s independent auditors during 2006. These services have included audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

	Year Ended	Year Ended
	December 31, 2006	December 31, 2005

Audit Fees(1)	$290,971	$170,150
Audit-Related Fees(2)	60,000	21,715
Tax Fees(3)	3,525	57,025
All Other Fees	—	—

(1)	Amounts include $40,480 and $35,000 related to the 2005 and 2004 audits, respectively, which were billed during 2006 and 2005, respectively.

(2)	Audit-Related Fees were related to services rendered in connection with the Company’s sale of Omega Protein during 2006 and Safety Components during 2005.

(3)	During 2006 the Company ceased using PwC’s tax compliance services.

RELATED PERSON TRANSACTIONS

In April 2007, our board of directors adopted a written related person transaction approval policy which sets forth our Company’s policies and procedures for the review and approval of related party transactions. Per the policy, a “Related Party Transaction” is any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company is a participant and in which a Related Person has a direct or indirect interest. (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than:

•	payment of compensation by the Company to a Related Person for the Related Person’s service to the Company in the capacity or capacities that give rise to the person’s status as a “Related Person;”

•	transactions available to all employees or all shareholders of the Company on the same terms; and

•	transactions, which when aggregated with the amount of all other transactions between the Related Person and the Company, involve less than $100,000 in a fiscal year.

The Board of Directors has determined that the Audit Committee of the Board is best suited to review and approve Related Party Transactions. Accordingly, any Related Person Transaction proposed to be entered into must be reported to the Company’s Audit Committee by the Related Person involved with such proposed transaction. In reviewing proposed Related Person Transactions, disinterested members of the Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a proposed Related Person Transaction which is required to be presented to Committee by management:

•	whether the terms are fair to the Company;

•	whether the transaction is material to the Company;

•	the role the Related Person has played in arranging the Related Party Transaction;

•	the structure of the Related Party Transaction;

•	the interests of all Related Person in the Related Party Transaction; and

•	the impact, if any, of the Related Party transaction on any requirements of the Company’s financing or other agreements.

If the proposed transaction involves compensation, the Audit Committee may, at its discretion, refer the matter to the Compensation Committee.

All Related Party Transactions will be disclosed in the Company’s applicable filings when required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. Furthermore, any material Related Party Transaction shall be disclosed to the full Board of Directors.

Related Person Transaction Summary

During 2002, the Company finalized the terms of a consulting agreement with its former Chairman of the Board of Directors, Malcolm Glazer. Subject to the terms of the agreement, the Company paid Malcolm Glazer $122,500 per month until April 30, 2006. The agreement also provided for health and medical benefits for

Mr. Glazer and his wife. Although the consulting agreement was not renewed, the Company continued to provide health and medical benefits for Mr. Glazer and his wife under the Company’s Senior Executive Retiree Health Care Benefit Plan. These health insurance benefits were consistent with Zapata’s existing benefits available to employees. However, during 2006 the Company was subsequently notified that Mr. Glazer and his wife elected not to participate in the Senior Executive Retiree Health Care Benefit Plan. As of December 31, 2006 there were no participants in this plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the number of shares of Zapata Common Stock owned beneficially as of April 13, 2007 by

•	each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock,

•	each director,

•	the Named Executive Officers, and

•	all directors and executive officers as a group.

Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

The following calculations are based upon the shares of the Company’s common stock issued and outstanding on April 13, 2007 plus the number of such shares of common stock outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of the Company’s common stock subject to options exercisable within 60 days of April 13, 2007 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.

Zapata Corporation

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership(1)	of Class(1)

Malcolm I. Glazer(2)(3)	10,073,112	51.8%
Linda Glazer(2)	10,079,512	51.8%
Royce & Associates, LLC(4)	1,988,800	10.4%
Donald Smith & Co., Inc.(5)	1,603,980	8.4%
River Road Asset Management, LLC(6)	1,287,894	6.7%
Dimensional Fund Advisors LP(7)	1,096,897	5.7%
Leonard DiSalvo(3)	272,000	1.4%
Avram A. Glazer(3)	137,272	*
Bryan G. Glazer(3)	127,672	*
Edward S. Glazer(3)	109,336	*
Warren H. Gfeller(3)	24,000	*
Robert V. Leffler, Jr.(3)	8,000	*
Darcie S. Glazer(3)	8,000	*
John R. Halldow(3)	8,000	*
All directors and executive officers of Zapata as a group (8 persons)	694,280	3.5%

*	Represents beneficial ownership of less than 1.0%.

(1)	The calculations for these columns are based upon the number of shares of Common Stock issued and outstanding on April 13, 2007, plus the number of shares of Common Stock deemed outstanding pursuant to SEC Rule 13d-3(d)(1). Shares of Company Common Stock subject to options exercisable within 60 days of April 13, 2007 are deemed outstanding for purposes of computing the percentage of the person holding such option but are not deemed outstanding for computing the percentage of any other person.

(2)	Based solely on a Schedule 13D, dated September 18, 2006, The Malcolm I. Glazer Family Limited Partnership, 270 Commerce Drive, Rochester, New York 14623 (the “Glazer Partnership”), is the beneficial and record holder of 9,813,112 shares with sole voting power over all such shares. On September 8, 2006, Malcolm Glazer’s wife, Linda Glazer, replaced him as President and sole director of the sole general partner of the Glazer Partnership. No funds or other consideration were paid in connection with this transaction. The Malcolm Glazer Revocable Trust U/A/D dated February 24, 1997, as amended (the “Trust”), is the owner of 100% of the common stock of the corporate general partner. The Trust is also the sole limited partner of the Glazer Partnership. Linda Glazer, Avram Glazer, Joel Glazer, Bryan Glazer, Kevin Glazer, Edward Glazer and Darcie Glazer (Mr. Glazer’s wife and children) are co-trustees of the Trust. Malcolm Glazer is the sole beneficiary of the Trust. Presently reported ownership of Linda Glazer includes 6,400 shares held by her directly and 260,000 shares issuable under options exercisable within 60 days of April 13, 2007, by Malcolm Glazer. Linda Glazer disclaims beneficial ownership of all shares reported except the 6,400 shares held by her individually. The address of Malcolm Glazer, Linda Glazer and the Malcolm Glazer Revocable Trust is 777 South Flagler Drive Suite 800, East Building, West Palm Beach, Florida 33401. The address of Malcolm I. Glazer G.P., Inc., is 2215-B Renaissance Drive, Las Vegas, Nevada 89119.

(3)	Presently reported ownership includes 260,000, 272,000, 107,672, 8,000, 24,000, 115,672, 109,336, 8,000 and 8,000 shares issuable under options exercisable within 60 days of April 13, 2007 held by Messrs. M. Glazer, DiSalvo, A. Glazer, Leffler, Gfeller, B. Glazer, E. Glazer, Ms. D. Glazer and J. Halldow, respectively.

(4)	Based solely on a Schedule 13G, dated January 25, 2007, Royce & Associates (“Royce”), LLC, 1414 Avenue of the Americas, New York, New York 10019, is the beneficial holder of 1,988,800 shares with sole voting power over all 1,988,800 shares. Royce is an investment adviser registered in accordance with SEC rules. Royce possesses voting power over the shares owned.

(5)	Based solely on a Schedule 13G, dated February 12, 2007, Donald Smith & Co., (“Donald Smith”) Inc., 152 West 57th Street, New York, New York 10019, is the beneficial owner of 1,603,980 shares with sole voting power of 1,312,680 shares. Donald Smith is an investment advisor registered in accordance with SEC rules.

(6)	Based solely on a Schedule 13G, dated February 2, 2007, River Road Asset Management, LLC (“River Road”), 462 S. 4th St., Ste 1600 Louisville, KY 40202, is the beneficial owner of 1,287,894 shares with sole voting power of 894,994 shares. River Road is an investment adviser registered in accordance with SEC rules.

(7)	Based solely on a Schedule 13G, dated February 1, 2007, Dimensional Fund Advisors LP (“Dimensional Fund”), 1299 Ocean Avenue, Santa Monica, CA 90401, is the beneficial owner of 1,096,897 shares with sole voting power over all 1,097,897 shares. Dimensional Fund is an investment adviser registered in accordance with SEC rules.

The following table indicates the number of shares of common stock of Zapata’s subsidiaries owned beneficially as of April 13, 2007 by each director, Named Executive Officer and all directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are reported as beneficially owned by such person or entity.

Zap.Com Corporation

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class

Avram Glazer(1)	293,333	*
Leonard DiSalvo(1)	66,666	*
All directors and executive officers of Zapata as a group	359,999	*

*	Represents beneficial ownership of less than 1.0%.

(1)	Includes 243,333 and 66,666 shares, respectively, issuable under options exercisable within 60 days of April 13, 2007 held by Mssrs. A. Glazer and DiSalvo, respectively.

CHANGE OF CONTROL OF ZAPATA

The Glazer Partnership is the beneficial and record holder of 9,813,112 shares of the Company’s Common Stock with sole voting power over all such shares. On September 8, 2006, Malcolm Glazer’s wife, Linda Glazer, replaced him as President and sole director of the sole general partner of the Glazer Partnership. No funds or other consideration were paid in connection with this transaction. The Malcolm Glazer Revocable Trust U/A/D dated

February 24, 1997, as amended (the “Trust”), is the owner of 100% of the common stock of the corporate general partner. The Trust is also the sole limited partner of the Glazer Partnership. Linda Glazer, Avram Glazer, Joel Glazer, Bryan Glazer, Kevin Glazer, Edward Glazer and Darcie Glazer, serve as co-trustees of the Trust. Malcolm Glazer remains the sole beneficiary of the Trust. A majority of the co-trustees is required to authorize action on behalf of the Trust. As a result of this transaction, Mrs. Glazer may be deemed to control the Zapata common stock held by the Glazer Partnership and, as such, beneficially own 51.8% of the outstanding shares of Zapata’s Common Stock. Notwithstanding the foregoing, Mrs. Glazer disclaims beneficial ownership of all shares reported except the 6,400 shares held by her individually.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter properly comes before the meeting, it is intended that proxies in the enclosed form will be voted on the matter in accordance with the discretion of the persons named in the proxy.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

Under applicable securities laws, stockholder proposals should be received by the Company no later than 120 days prior to April 20, 2008 to be considered for inclusion in the Company’s proxy statement relating to the 2008 Annual Stockholders Meeting. If the Company changes the date of the 2008 Annual Meeting by more than 30 days from the date of the 2007 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy statement for the 2008 Annual Meeting.

By Order of the Board of Directors,

Avram A. Glazer,
Chairman of the Board,
President and Chief Executive Officer
Rochester, New York
April 20, 2007

ZAPATA CORPORATION
PROXY/VOTING INSTRUCTIONS

ZAPATA CORPORATION
100 MERIDIAN CENTRE
SUITE 350
ROCHESTER, NEW YORK 14618

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Avram Glazer and Leonard DiSalvo, and each, as attorney and agent with full power of substitution, to vote as proxy all the shares of Common Stock of Zapata Corporation the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Zapata Corporation to be held on May 30, 2007 and at any adjournment(s) thereof, in the manner indicated on the reverse hereof and in their discretion on such other matters as may properly come before said meeting or any adjournments thereof.

To vote by telephone, please follow the instructions on the reverse of this card. To vote by mail, please sign and date the card on the reverse side and return promptly by mail in the enclosed, postage pre-paid envelope.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage paid envelope provided. Specific choices may be made on the reverse side.

Dated          , 2007

Signature

Signature if held jointly

When signing as Executor, Administrator,
Trustee or the like, please give full title.

This proxy will be voted as directed, or if no direction is indicated, will be voted FOR Proposal 1 and 2. Any proxy which is executed in such a manner as not to withhold authority to vote for the election of any director nominee, shall be deemed to grant such authority. The Board of Directors recommends a vote FOR Proposals 1 and 2.

☑	Please mark your vote as in this example.

(1) Election of Directors (except as specified below)	FOR ALL ☐ nominees listed below	WITHHOLD AUTHORITY TO VOTE FOR ☐ all nominees listed below	EXCEPTIONS ☐

Edward S. Glazer
Robert V. Leffler

Instructions: To withhold vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name(s) in the space provided below.

(2) Proposal to ratify selection of Deloitte & Touche LLP as the independent registered public accounting firm for Zapata Corporation

FOR ☐          AGAINST ☐          ABSTAIN ☐

(Sign and date on reverse side)

THE ZAPATA CORPORATION — ANNUAL MEETING — May 30, 2007

ZAPATA CORPORATION NOW OFFERS PHONE VOTING
24 HOURS A DAY, 7 DAYS A WEEK

ON A TOUCH-TONE PHONE, CALL TOLL-FREE 1-800-PROXIES (OR 1-800-776-9437). YOU WILL HEAR THESE INSTRUCTIONS:

—	ENTER THE CONTROL NUMBER FROM THE BOX ABOVE, JUST BELOW THE PERFORATION.

—	YOU WILL THEN HAVE TWO OPTIONS:

OPTION 1:	TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS; OR

OPTION 2:	TO VOTE ON EACH PROPOSAL SEPARATELY.

—	YOUR VOTE WILL BE REPEATED TO YOU AND YOU WILL BE ASKED TO CONFIRM IT.

IF YOU HAVE VOTED BY PHONE, PLEASE DO NOT RETURN THE PROXY CARD.

THANK YOU FOR VOTING